UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2020

FHT Future Technology Ltd
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

____________________________________________

(Primary Standard Industrial Classification Code Number)

______________________________

(I.R.S. Employer Identification Number)

A1#303, Hang Kong Gudi Plaza, Huli District,

Xiamen City, Fujian Province, PRC.

+86-18350283270.

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Nevada Agency And Transfer Company

50 West Liberty Street Suite 880, Reno, NV 89501, USA.

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 28, 2020, the board of director of FHT Future Technology Ltd Inc. acquired a 100% interest in FHT Future (HK) Holdings Co., Limited, a Hong Kong holding company. The consideration paid was one hundred Hong Kong dollar to an independent third party, known as Che Kean Tat, who was the sole shareholder of FHT Future (HK) Holdings Co., Limited. The purpose of the acquisition was to enable the company to conduct future computing solution services operations in Hong Kong and China.

A stock purchase agreement was executed by FHT Future Technology Ltd. and Che Kean Tat on September 28, 2020, which has been attached to this report.

Item 9.01 Financial Statements and Exhibits.

10.1	Stock Purchase Agreement

10.2	Share Transfer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FHT Future Technology LTD

Date: October 5, 2020	By:	/s/ Wenji Li
Wenji, Li
Director/CEO

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